Term Sheet Subject to Revision
$
SLM STUDENT LOAN TRUST 2005-8
Issuer
SLM FUNDING LLC
Depositor
SALLIE MAE, INC.
Servicer and Administrator
STUDENT LOAN-BACKED NOTES
On September      , 2005, the trust will issue:

Class	Principal	Interest Rate			Maturity
Class A-1 Notes		$3-month LIBOR plus	%
Class A-2 Notes		$3-month LIBOR plus	%
Class A-3 Notes		$3-month LIBOR plus	%
Class A-4 Notes	$		%	*
Class A-5 Notes		$3-month LIBOR plus	%
Class B Notes		$3-month LIBOR plus	%

*	Effective until the initial reset date.
The information contained in this term sheet is preliminary, limited in nature and may be changed. All the information in this term sheet will be superseded in its entirety by the information appearing in the final prospectus supplement and prospectus relating to the offering of the notes. The information contained herein is intended to address only certain limited aspects of the characteristics of the notes and does not purport to provide a complete assessment thereof. The information contained herein supersedes and replaces certain of the information contained in the preliminary prospectus supplement dated September 1, 2005 and the prospectus dated August 1, 2005 (the “Preliminary Prospectus”, filed with the Securities and Exchange Commission (“SEC”) on September 7, 2005). The information contained herein is not intended to be a complete summary of any class of notes and does not reflect the impact of all structural characteristics of the notes or any changes made to the structure of the notes after the date hereof. To the extent not specifically replaced hereby, all information contained in the Preliminary Prospectus regarding the notes remains unchanged and potential investors are strongly urged to review the Preliminary Prospectus carefully for more detailed information regarding the notes and the pool of trust student loans. Additional information will be contained in the final prospectus supplement and prospectus.
Sales of the notes may not be consummated unless the purchaser has received the final prospectus supplement and prospectus. This term sheet shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable laws of any such state or other jurisdiction.
Neither the SEC nor any state securities commission has approved of the notes or determined if this Term Sheet is accurate or complete. Any representation to the contrary is a criminal offense.
Joint Book-Runners

Deutsche Bank Securities	Merrill Lynch & Co.
Co-Managers
ABN AMRO Incorporated
Banc of America Securities LLC
Barclays Capital
UBS Investment Bank
September 7, 2005

Recent Events
Hurricane Katrina has caused substantial devastation to parts of the states of Alabama, Louisiana and Mississippi. As of the statistical cutoff date, approximately 4.5% of the pool of trust student loans by outstanding principal balance has borrowers with billing addresses in these states. These borrowers along with other borrowers including those attending eligible institutions in these states may be adversely affected by Hurricane Katrina. Sallie Mae, Inc. (“Sallie Mae”) has announced that it will grant automatic payment relief to student loan borrowers in the areas affected by the storm. Any forbearance granted by Sallie Mae to borrowers of trust student loans affected by the storm may decrease the rate of principal payments on your notes. Any payment relief granted by Sallie Mae to these borrowers in breach of its representations and warranties may result in either the servicer or the seller of the loans being required to repurchase the affected trust student loans, which may in turn accelerate payments of principal on your notes. At this time it is difficult to predict the effect of Hurricane Katrina on the weighted average lives and yield of your notes.
Reset Rate Notes
The class A-4 notes will be the only class of reset rate notes. During their initial reset period, the class A-4 notes will bear interest at a fixed rate per annum which will be specified in the final prospectus supplement. The initial reset date for the class A-4 notes will also be specified in the final prospectus supplement. Such class will be structured not to receive principal payments before the initial reset date. During the initial reset period, there will be one or more interest rate swap agreements for such class of reset rate notes entered into on the closing date with one or more eligible swap counterparties. In addition, until at least the initial reset date, to the extent needed, there will be an accumulation account, investment premium purchase account, investment reserve account and supplemental interest account each relating to the class A-4 notes.
Distributions
The class A-1 through class A-3 notes, the class A-5 notes and the class B notes are LIBOR-based notes. The class A-4 notes are reset rate notes and will bear a fixed rate of interest until at least their initial reset date. The trust will make payments to noteholders quarterly on the 25th day (or the next succeeding business day if such 25th day is not a business day) of each January, April, July and October, beginning on January 25, 2006, primarily from collections on a pool of consolidation student loans. In general, the trust will pay principal allocable to the class A notes sequentially to the class A-1 through class A-3 notes, in that order, until each such class is paid in full; then the class A-4 notes will receive payments (or allocations) of such principal until that class is paid in full; and then the class A-5 notes will receive payments of such principal until that class is paid in full.
The class B notes will not receive principal until the stepdown date. The stepdown date will be specified in the final prospectus supplement. The class B notes then will receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.
The following chart presents a summary of all distributions to be made by the trust with amounts on deposit in the collection account and other applicable accounts on each distribution date.

COLLECTION ACCOUNT
1st
SERVICER (Primary Servicing Fee)
2nd
ADMINISTRATOR (Administration Fee)
3rd
REMARKETING FEE ACCOUNT (Quarterly Funding Amount)
4th (pro rata)
CLASS A NOTEHOLDERS (Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTIES (Floating rate interest payments due from the trust, if any)
SWAP COUNTERPARTIES (Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS (Class B Noteholders' Interest Distribution Amount)
(first to the class A-1 notes until paid in full, then to the class A-2 notes until paid in full, then to the class A-3 notes until paid in full, then to the class A-4 notes until paid in full (subject to certain amounts being deposited into the related accumulation account, if applicable, or paid to any applicable currency swap counterparties after the initial reset period), and then to the class A-5 notes until paid in full)
6th
CLASS A NOTEHOLDERS (Class A Noteholders' Principal Distribution Amount)
7th
SUPPLEMENTAL INTEREST ACCOUNT (Supplemental Interest Account Deposit Amount, if any)
8th
INVESTMENT RESERVE ACCOUNT (Investment Reserve Account Required Amount, if any)
9th
CLASS B NOTEHOLDERS (Class B Noteholders' Principal Distribution Amount)
10th
RESERVE ACCOUNT (Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
INVESTMENT PREMIUM PURCHASE ACCOUNT (Investment Premium Purchase Account Deposit Amount, if any)
12th
SERVICER (Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTIES (Remaining Swap Termination Payments, if any)
14th
REMARKETING AGENTS OR ADMINISTRATOR (Any amounts with respect to remarketing fees not paid from amounts on deposit in the remarketing fee account)
15th
REMARKETING AGENTS OR ADMINISTRATOR (Certain expenses related to the remarketing of the reset rate notes)
16th
EXCESS DISTRIBUTION CERTIFICATEHOLDER (Any remaining amounts)